Exhibit 5.1

[Letterhead of Hogan & Hartson L.L.P.]

December 30, 2004

Board of Directors

Highland Hospitality Corporation

8405 Greensboro Drive, Suite 500

McLean, Virginia, 22102

Ladies and Gentlemen:

We are acting as counsel to Highland Hospitality Corporation, a Maryland corporation (the “Company”), in connection with its registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of the following securities of the Company with an aggregate initial public offering price of up to $500,000,000: (i) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), (ii) Preferred Stock represented by depositary receipts (the “Depositary Shares”), (iii) shares of common stock, par value $0.01 per share (the “Common Stock”), and (iv) warrants to purchase Preferred Stock, Depositary Shares and Common Stock (the “Warrants” and, together with the Preferred Stock, Depositary Shares and Common Stock, the “Securities”), all of which may be offered and sold by the Company from time to time on a delayed or continuous basis as set forth in a prospectus forming a part of the Registration Statement, and as may be set forth in one or more supplements to any such prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1.	An executed copy of the Registration Statement.

2.	The Articles of Amendment and Restatement of the Company (the “Charter”), as certified by the Maryland State Department of Assessments and Taxation on December 7, 2004 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

3.	The Amended and Restated Bylaws of the Company (the “Bylaws”), as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

Board of Directors

December 30, 2004

4.	Certain resolutions of the Board of Directors of the Company adopted at a meeting held on December 15, 2004, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the filing of the Registration Statement and arrangements in connection therewith.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Preferred Stock, the Depositary Shares and the Common Stock will not be issued in violation of the ownership limits contained in the Charter. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement and in accordance with the Charter, the Bylaws and the Maryland General Corporation Law, as amended, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect; (iii) before the issuance of any Preferred Stock or Depositary Shares, appropriate certificates of designation will be filed for recordation with the Maryland State Department of Assessments and Taxation; (iv) any Depositary Shares will be issued by a financial institution identified as depositary in and under a deposit agreement between the Company and the depositary in a form that will have been approved by the Board of Directors of the Company, for which the governing law shall be the laws of the State of New York; (v) any Warrants will be issued under one or more equity warrant agreements between the Company and a financial institution identified therein as warrant agent in a form that will have been approved by the Board of Directors of the Company, for which the governing law shall be the laws of the State of New York; (vi) the Securities will be delivered against payment of valid consideration therefor and in accordance with terms of the applicable action of the Board of Directors of the Company authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (vii) the Company will remain a Maryland corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party

Board of Directors

December 30, 2004

under the warrant agreement for any Warrants and under the deposit agreement for any Depositary Shares, namely, the warrant agent or the depositary, respectively, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such warrant agreement or deposit agreement, as applicable; that such warrant agreement or deposit agreement, as applicable, will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance, with respect to performance of its obligations under such warrant agreement or deposit agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such warrant agreement or deposit agreement, as applicable.

This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect (i) the Maryland General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (b) and (d), the laws of the State of New York. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Maryland General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Preferred Stock (including any Preferred Stock represented by Depositary Shares or that is duly issued upon the exercise of Warrants and receipt by the Company of any additional consideration payable upon such exercise), upon receipt by the Company of the consideration for the Preferred Stock specified in the resolutions of the Board of Directors, will be validly issued, fully paid and nonassessable.

(b) The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of Preferred Stock in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

(c) The Common Stock (including any Common Stock duly issued upon the exchange or conversion of Preferred Stock that is exchangeable or convertible into Common Stock or upon the exercise of Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon receipt by the Company of the consideration for the Common Stock specified in the resolutions of the Board of Directors, will be validly issued, fully paid and nonassessable.

Board of Directors

December 30, 2004

(d) The Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein, and upon due execution, countersignature, and delivery of the Warrants on behalf of the Company against payment therefor, will constitute valid and binding obligations of the Company.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, the opinions expressed in paragraphs (b) and (d) above are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.

4